UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2010

Lyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6401 Hollis St., Suite 125 Emeryville, CA		94608
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (800) 768-2929

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2010, Lyris Inc. (“Lyris”) entered into a Stock Purchase Agreement (the “Agreement”) with SiteWit Corp. (“SiteWit”), a privately held company that provides an online marketing search engine to its customers. Pursuant to the Agreement, Lyris will acquire up to 30% of SiteWit’s capitalization on a fully diluted basis, based upon the achievement of product development milestones through the remainder of 2010. Lyris paid $500,000 in cash at the signing of the Agreement, and will invest an additional $500,000 upon the achievement of the milestones. As part of this investment, Lyris also received the right to designate a board member of SiteWit. Lyris also entered into a Strategic Partnership Agreement with SiteWit regarding the development and marketing of other services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc

	By:	/s/ LUIS RIVERA
	Name:	Luis Rivera
	Title:	Chief Executive Officer
Date: July 29, 2010